EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-64205) and related Prospectus of City Holding Company for the registration of 10,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1998, with respect to the consolidated financial statements of Horizon Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

Charleston, West Virginia   /s/ ERNST & YOUNG LLP
November 2, 1998